                                                                       EXHIBIT 1


================================================================================



                        LASERMASTER TECHNOLOGIES, INC.



                             ---------------------



                        COMMON STOCK PURCHASE AGREEMENT


                             ---------------------


                           Dated September 25, 1996

                                    Shares

                                      of

                                 Common Stock

                               ($.01 Par Value)



================================================================================

                        LASERMASTER TECHNOLOGIES, INC.
                        COMMON STOCK PURCHASE AGREEMENT


     AGREEMENT, made and entered into as of the 25th day of September, 1996, between LaserMaster Technologies, Inc., a Minnesota corporation (the "Company") and General Electric Capital Corporation (the "Investor").

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

     1. AUTHORIZATION OF ISSUE OF SHARES. The Company has authorized (i) the issue and sale of up to 538,720 shares of its Common Stock, $.01 par value per share (the "Common Stock") and (ii) the issuance of Warrants to purchase up to 541,406 shares of its Common Stock to the Investor.

     2.   SALE AND PURCHASE PRICE.

          (a) Effective on the date hereof, and subject to the terms and conditions herein set forth, Investor shall purchase from the Company 410,256 shares (the "Shares") of Common Stock at a price of $4.875 per share for an aggregate purchase price of $1,999,998. Simultaneous with the purchase of the Shares, the Company shall issue to the Investor a Warrant in the form of the attached Exhibit A (the "Warrants") dated as of the date hereof, and without any additional consideration, to purchase 471,285 shares of Common Stock at an exercise price (subject to adjustment) of $6.79 per share.

          (b) Simultaneous with execution of this Agreement (i) Investor shall purchase the Shares by delivering its promissory note in the form of the attached Exhibit B for $1,999,998 ("Promissory Note"), and (ii) the Company shall issue and deliver the Shares and Warrants to the Investor.

     3. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company hereby represents and warrants to the Investor that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business in all material respects as it is now being conducted and as it currently proposes to conduct it in the future. The Company has the requisite corporate power and authority to issue the Shares, the Warrants and the Warrant Shares and to otherwise perform its obligations under this Agreement.

          (b) The copies of the Articles of Incorporation, as amended (the "Articles of Incorporation") and bylaws of the Company which have been delivered to legal counsel for Investor prior to the execution of this Agreement are true and complete copies of the duly and legally adopted Articles of Incorporation and Bylaws of the Company in effect as of the date of this Agreement.

          (c) The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or the properties owned or leased by it makes such qualification, licensing or domestication necessary and in which failure to so qualify or be licensed or domesticated would have a material adverse impact upon its business.

          (d) The Company has delivered to Investor copies of (i) its Form 10-K for the Year Ended June 30, 1995, which includes its audited statements of operations, cash flows, and changes in stockholders' equity for the three years ended June 30, 1995 and its balance sheets as of June 30, 1995 and 1994, (ii) its quarterly reports on Form 10-Q for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996, which contain its unaudited statements of operations for the quarterly and year to date periods then ended and for the prior year periods, unaudited statements of cash flow for the year to date and prior year comparative periods, and balance sheets as of quarter end, (iii) its 1995 annual report to shareholders, (iv) its proxy statement for its annual meeting held May 23, 1996, and (v) Company's audited financial statements for the year ended June 30, 1996.

          (e) The Shares, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable shares and shall be free and clear of all pledges, liens, encumbrances and restrictions, except for restrictions on transfer under applicable securities laws. The Warrants are duly authorized, and when issued pursuant to the terms of this Agreement will be validly granted and outstanding, fully paid and free and clear of all pledges, liens, and encumbrances and restrictions, except for restrictions on transfer under applicable securities laws. The Warrant Shares have been duly authorized and reserved for issuance and, when issued upon exercise of the Warrant, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except for restrictions on transfer under applicable securities laws.

          (f) The authorized capital stock of the Company consists of 35,000,000 shares, 30,000,000 of which are shares of Common Stock, $.01 par value, and 5,000,000 of which are shares of preferred stock, undesignated as to terms and preferences. As of September 1, 1996, 11,458,634 shares of Common Stock were outstanding, 292,951 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants and 3,739,379 shares of Common Stock were reserved for issuance pursuant to the Stock Option Plans. No shares of Preferred Stock are outstanding. Neither the offer nor the issuance or sale of the Shares or the Warrants constitutes an event, under any anti-dilution provisions of any securities issued or issuable by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions.

          (g) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action of the Company, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

          (h) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of the Company, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Articles of Incorporation or Bylaws of the Company or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which the Company is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which the Company is subject.

          (i) The Company is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or, except as contemplated herein, the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by the Company in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

          (j) No person, firm or corporation has or will have, as a result of any act or omission by the Company, any right, interest or valid claim against any Investor or the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

     4. REPRESENTATIONS AND WARRANTIES BY THE INVESTOR. The Investor represents and warrants to the Company that:

          (a) It is purchasing the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution of the Shares in violation of any applicable securities law. The Investor understands that the Shares have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and that the reliance of the Company and others upon this exemption is predicated in part upon this representation by the Investor. The Investor further understands that the Shares may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws.

          (b) The Investor is an "accredited investor" for purposes of Regulation D promulgated under the Securities Act and, either alone or with such Investor's representative, has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment in the Shares and Warrants and bear the economic consequences thereof. The Investor has relied upon such Investors' own independent investigation and, to the extent believed appropriate, the Investor's own professional, tax and other advisors, and has not relied upon any representation or warranty from the Company, or any of their respective officers, directors, employees agents, affiliates or representatives, with respect to the value of the Shares. The Investor has evaluated the merits and risks of an investment in the Shares and has determined that such shares are a suitable investment for the Investor in light of such Investor's overall financial condition and prospects. The Investor has been advised, and is aware, that the market prices of shares of stock of publicly traded companies fluctuate and that there can be no assurance as to the future performance of any given securities, including the Shares. The Investor has been furnished with all publicly available information about the Company's assets, operations, and business activities which the Investor has requested and which the Investor considers necessary or relevant to enable the Investor to make a prudent decision about the purchase of the Shares and Warrants.

          (c) The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action of the Investor, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by the Investor and constitutes the valid and binding obligation of such Investor, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

          (d) The execution, delivery and performance of this Agreement by the Investor and the consummation by such Investor of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of either Investor, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Articles of Incorporation or Bylaws of such Investor or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which such Investor is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which such Investor is subject.

          (e) The Investor is not required to submit any notice (other than reports under Section 16(a) or 13D of the Securities Act of 1934), report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by the Investor in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

          (f) No person, firm or corporation has or will have, as a result of any act or omission by the Investor, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

     5. COVENANTS OF THE COMPANY. So long as the Warrants shall remain outstanding and are not fully exercised, the Company covenants and agrees as follows:

          (a) The Company will maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or political subdivision thereof and of any government authority where failure to so comply would have a material adverse impact on the Company or its business or operations.

          (b) The Company will keep books of record and account in which full, true and correct entries are made of all of its dealings, business and affairs, in accordance with GAAP consistently applied. The Company will employ certified public accountants of recognized national standing selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the Commission. The Company will have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company as will satisfy the requirements of the Commission in effect at such time with respect to reports or opinions of accountants (except with regard to the Commission's requirements for accounting for preferred shares as debt rather than equity).

          (c) The Company will deliver to the Investor promptly upon transmission thereof, copies of all reports, notices, financial statements, proxy statements, registration statements and notifications filed by it with the Commission pursuant to any act administered by the Commission or furnished to shareholders of the Company or to any national securities exchange, except reports on Form D filed pursuant to Rule 503 under the Securities Act and registration statements relating to employee benefit plans.

          (d) The Company shall use its best efforts to cause its shares to continue to be quoted on the Nasdaq National Market, or listed on a national securities exchange.

          (e) The Company will not repay, or allow its subsidiary LaserMaster Corporation to repay, the indebtedness represented by that certain Promissory Note to TimeMasters, Inc., a Minnesota corporation ("TimeMasters") dated January 17, 1996 (the "January Note") in original principal amount of $1,765,000 until payment in full of that certain promissory note from TimeMasters to the Company dated September 15, 1996 in $1,800,000 original principal amount (the "TimeMasters Note") and that certain promissory note dated September 15, 1996 from Grandchildren's Realty Alternative Management Program I Limited Partnership and Grandchildren's Realty Alternative Management Program I #2 Limited Partnership, Minnesota limited partnerships for which TimeMasters serves as general partner (together, "GRAMPI") to Company in original principal amount of $2,200,000 (the "Mortgage Note" and together with the TimeMasters Note, the "TimeMasters Promissory Notes"), except that the Company may, with the agreement of or at the direction of TimeMasters, offset the obligation under the January Note against the TimeMasters Note. Investor shall be deemed to be a third party beneficiary of this subsection (e).

          (f) The Company will, upon the occurrence of an event of default under the Mortgage Note or that certain Mortgage and Security Agreement and Fixture Financing Agreement dated September 15, 1996 securing the Mortgage Note (the "Mortgage"), diligently exercise its remedies under the Mortgage in a commercially reasonable manner, including, in the event the mortgagor is not actively proceeding with the sale of the property subject to the Mortgage, commencing foreclosure thereof, and will, in any event, commence foreclosure proceedings within 60 days after any notice of such event of default unless Investor, together with Sihl-Zurich Paper Mill on Sihl AG , a Swiss corporation ("Sihl"), otherwise agree in writing that such remedy shall be further delayed. The Company acknowledges that the agreement of Investor hereunder, and the timing of the second installment of the Promissory Note, is conditional on the payment of the TimeMasters Promissory Notes.

     6.   REGISTRATION.

          (a) Definitions. As used in this Section 6, the following terms have the following meanings:

               (i) "Forms S-1, SB-1, S-2, SB-2 and S-3" shall mean the forms so designated, promulgated by the Commission for registration of securities under the Securities Act, and any forms succeeding to the functions of such forms, whether or not bearing the same designation.

               (ii) "Holder" shall mean Investor and any holder of Registrable Stock to whom the registration rights granted hereunder have been transferred in accordance with Section 6(j), provided that anyone who acquires any Registrable Stock in a distribution pursuant to a registration statement filed by the Company under the Securities Act shall not thereby be deemed to be a "Holder."

               (iii) "Register", "registered" and "registration" shall refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement.

               (iv) "Registrable Stock" shall mean the Shares, all shares of Common Stock issued or issuable upon exercise of the Warrants, and in each case held by a Holder, all shares of Common Stock issued by the Company in respect of such shares.

               (v) "Registration Rights Period" shall mean the period of time commencing on the date of this Agreement and ending on the latter to occur of (A) two years after the earlier to occur of the full exercise, or the termination, of the Warrants, or (B) in the event that the Warrants are exercised within the first six years of their term after a notice of, but prior to a record date for, a dividend pursuant to section 3(f) of such Warrants, four years after such exercise.

          (b)  Required Registration.

               (i) If at any time during the Registration Rights Period a Holder proposes to dispose of the then Registrable Stock (the "Initiating Holders"), and such disposition may not, in the opinion of such Initiating Holders, be effected in the public marketplace (as opposed to a private transaction under the Securities Act) at equally favorable net terms to the Initiating Holders without registration of such shares under the Securities Act, the Initiating Holders may request the Company in writing to effect such registration, stating the number of shares of Registrable Stock to be disposed of by such Initiating Holders and the intended method of disposition. Upon receipt of such request, the Company will give prompt written notice thereof to all other Holders, whereupon such other Holders shall give written notice to the Company within 20 days after the date of the Company's notice (the "Notice Period") if they propose to dispose of any shares of Registrable Stock pursuant to such registration, stating the number of shares of Registrable Stock to be disposed of by such Holder(s) and the intended method of disposition.

               (ii) The Company will use its best efforts to effect promptly after the Notice Period the registration under the Securities Act of all shares of Registrable Stock specified in the requests of the Initiating Holders, and the requests of the other Holders, subject, however, to the limitations set forth in Section 6(d).

          (c) Registration Procedures. Whenever the Company is required by the provisions of Section 6(b) to use its best efforts to effect promptly the registration of shares of Registrable Stock, the Company will:

               (i) prepare and file with the Commission a registration statement with respect to such shares and use its best efforts to cause such registration statement to become and remain effective as provided herein;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller or sellers of such shares, but for no longer than ninety (90) days subsequent to the effective date of such registration in the case of a registration statement on Form S-1, SB-1, SB-2 or S-2 and for no longer than one hundred fifty (150) days in the case of a registration statement on Form S-3;

               (iii) furnish to each prospective seller such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the shares owned by such seller;

               (iv) use its best efforts to register or qualify the shares covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdictions within the United States as each prospective seller shall reasonably request, to enable such seller to consummate the public sale or other disposition in such jurisdictions of the shares owned by such seller; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not at the time so qualified; and

               (v) if such registration includes an underwritten public offering, cooperate with the Holders in the preparation and execution of an underwriting agreement containing customary representations and warranties on the part of the Company and furnish at the closing provided for in the underwriting agreement: (i) opinions, dated such respective dates, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, covering such matters as such underwriters and holder or holders may reasonably request; and (ii) letters, dated such respective dates, from the independent certified public accountants of the Company, addressed to the underwriters, covering such matters as such underwriters and holder or holders may reasonably request.

          (d)  Limitations on Required Registrations.

               (i) Investor (considered together with any Holder that acquires Registrable Stock therefrom and registration rights pursuant to Section 6(j)) shall have the right to require the Company to effect no more than five registrations pursuant to Section 6(j)).

               (ii) The Company shall not be required to effect a registration pursuant to Section 6(b) more frequently than once every six months.

               (iii) Whenever a requested registration is for an underwritten offering, only shares which are to be included in the underwriting may be included in the registration. Notwithstanding the provisions of Sections 6(b), if the underwriter determines that (A) marketing factors require a limitation of the total number of shares to be underwritten, or (B) the offering price per share would be reduced by the inclusion of the shares of the Company, then the number of shares to be included in the registration and underwriting shall first be allocated among all Holders who indicated to the Company their decision to distribute any of their Registrable Stock through such underwriting, in proportion, as nearly as practicable, to the respective numbers of shares of Registrable Stock owned by such Holders at the time of filing the registration statement, and the remainder, if any, to the Company. No stock excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If the Company disapproves of any such underwriting, the Company may elect to withdraw therefrom by written notice to the Initiating Holders and the underwriter. The securities so withdrawn from such underwriting shall also be withdrawn from such registration.

               (iv) If at the time of any request to register Registrable Stock pursuant to Section 6(b), the Company is engaged, or has fixed plans to engage within 90 days of the time of the request, in a registered public offering as to which the Holders may include such Stock pursuant to Section 6(e) or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the effective date of such offering, or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once with respect to any request for registration.

          (e) Incidental Registration. If at any time during the Registration Rights Period the Company proposes to register any of its securities under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable), it will at each such time give written notice to all Holders of its intention so to do. Upon the written request of a Holder or Holders (stating the number of shares of Registrable Stock to be disposed of by such Holder or Holders and the intended method of disposition) given within 30 days after receipt of any such notice, the Company will use its best efforts to cause all such shares of Registrable Stock intended to be disposed of, the Holders of which shall have requested registration thereof, to be included in such registration, subject, however, to the following limitations:

               (i) If any registration pursuant to Section 6(e) shall be underwritten in whole or in part, the Company may require that the Registrable Stock requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

               (ii) If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Registrable Stock requested for inclusion pursuant to Section 6(e), together with all additional shares of all other shareholders that have requested inclusion of their shares pursuant to incidental registration rights granted by the Company prior to the date hereof (the Registrable Stock and all of the other shares requested for inclusion, other than shares of Common Stock issued or issuable upon conversion of that certain Promissory Note dated January 17, 1996 between TimeMasters and the Company or pursuant to exercise of that certain Stock Purchase Warrant dated January 17, 1996 between TimeMasters and the Company, being herein together referred to as the "Selling Shareholders' Shares") would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of Selling Shareholders' Shares otherwise to be included in the underwritten public offering may be reduced pro rata among all holders of Selling Shareholders' Shares (based upon the number of shares requested to be included by each such holder) .

               (iii) If, in connection with a registration initiated at the request of any security holder of the Company pursuant to a demand registration right granted to such security holder (the "Requesting Security Holder"), the Selling Shareholders' Shares would reduce the number of shares to be offered by the Requesting Shareholder or interfere with the successful marketing of the shares of stock offered by the Requesting Shareholder, the number of Selling Shareholders' Shares otherwise to be included in the underwritten public offering may be reduced pro rata among the holders thereof requesting such registration (based upon the number of shares requested to be included by each such holder).

               (iv) Those Selling Shareholders' Shares which are excluded from the underwritten public offering pursuant to this Section 6(e) shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

          (f) Rule 144. The registration rights granted under Section 6 shall terminate as to any Holder or permissible transferees or assignees of such rights if such person would be permitted to sell all of the Registrable Stock held by him or it within one three-month period pursuant to Rule 144.

          (g)  Cooperation by Prospective Sellers.

               (i) Each prospective seller of Registrable Stock, and each underwriter designated by each such seller, will furnish to the Company such information as the Company may reasonably require from such seller or underwriter in connection with the registration statement (and the prospectus included therein).

               (ii) The Holders holding shares included in the registration statement will suspend (until further notice) further sales of such shares after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus or, if the Company reasonably determines that correcting or updating the registration statement or prospectus would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, during the time that such suspension is necessary so that the registration statement and prospectus will meet the requirements of the Securities Act. At the end of the period during which the Company is obligated to keep the registration statement current and effective as described in Section 6(b)(i)(and any extensions thereof required by the preceding sentence), the Holders holding shares included in the registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and such Holders shall (after written request for such notice, describing the information required in the response) notify the Company of the number of shares registered which remain unsold promptly upon receipt of such notice from the Company.

          (h) Expenses of Registration. All expenses incurred in effecting any registration pursuant to this Section 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any audits incidental to or required by any such registration, shall be borne by the Company, except (a) that all underwriting discounts and commissions shall be borne by the Holders holding the securities registered pursuant to such registration, pro-rata according to the quantity of their securities so registered; and (b) the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 6(b) if the registration request is subsequently withdrawn at the request of the Initiating Holder, and not at the request of the Company or because of any other action by the Company, unless the Initiating Holder agrees to forfeit its right to one demand registration pursuant to Section 6(b) (in which case the Company shall bear such expenses).

          (i)  Indemnification.

               (i) To the extent permitted by law, the Company will indemnify each Holder requesting or joining in a registration, each agent, officer and director of such Holder, each person controlling such Holder, and each underwriter and selling broker of the securities so registered (collectively, "Representatives" and collectively with each such Holder, agent, officer, director or person, "Indemnitees") against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Indemnitee for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that (A) the Company will not be liable to any Indemnitee in any such case to the extent that any such claim, loss, damage or liability is caused by any untrue statement or omission so made in strict conformity with written information furnished to the Company by an instrument duly executed by such Indemnitee and stated to be specifically for use therein; (B) the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any Representative, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; (C) this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; (D) the indemnity agreement contained in this subsection 6(i) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld; and (E) the foregoing shall not relieve the Company from liability for indemnity to an officer or director that furnishes information to the Company in his capacity as an officer or director.

               (ii) To the extent permitted by law, each Holder requesting or joining in a registration and each underwriter of the securities so registered will indemnify the Company and its officers and directors and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act and their respective successors against all claims, losses, damages and liabilities or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made; and will reimburse the Company and each other person indemnified pursuant to this paragraph (ii) for all legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that (A) this paragraph (ii) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon and in strict conformity with written information (including, without limitation, written negative responses to inquiries) furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto; (B) the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of any Representative, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; (C) this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; (D) the indemnity agreement contained in this subsection 6(i)(ii) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; (E) the obligations of such Holders shall be limited to an amount equal to the proceeds to each such Holder of the Registrable Stock sold as contemplated herein, unless such claim, loss, damage, liability or action resulted from such Holder's fraudulent misconduct; and (F) the foregoing shall not create any right to indemnity from an officer or director that furnishes information to the Company in his capacity as an officer or director.

               (iii) Each party entitled to indemnification hereunder (the "indemnified party") shall give notice to the party required to provide indemnification (the "indemnifying party") promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be satisfactory to the indemnified party, and the indemnified party may participate in such defense at such party's expense, and provided, further, the omission by any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 6(i), except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

               (iv) The Company agrees that the failure of the Company or any Holder of Registrable Stock to negotiate an underwriting agreement that excludes from the Company's obligation to indemnify Representatives the matters set forth in section 6(i)(i)(A) or (B) shall not relieve the Company of its obligation to proceed with such registration on the terms proposed by such Representative.

          (j) Transfer of Registration Rights. One or more of the five demand registration rights granted to the Investor under Section 6(b) may be transferred but only to a transferee who shall acquire not less than 100,000 shares of Registrable Stock (as adjusted for Recapitalization Events) and the registration rights under Section 6(e) may not be transferred separate from the registration rights under section 6(b). Any request for transfer of the Registrable Stock to which a transfer of registration rights pursuant to this
Section 6(j) is intended to apply shall be accompanied by notice to the Company of the number of demand registration rights which the transferring party intends that the transferee acquire. Notwithstanding any provision of this Section 6, the registration rights granted to the Holders under this Section 6 may not be assigned to any person or entity which, in the Company's reasonable judgment, is a competitor of the Company.

          (k) Delay of Registration. The Holders shall have no right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

     7.   RESTRICTION ON TRANSFER OF SHARES.

          (a) Restrictions. The Shares, the Warrant and the Warrant Shares are only transferable pursuant to (a) an offering registered under the Securities Act, (b) Rule 144 or Rule 144A or other exemption under the Securities Act (or any similar rule then in effect) if such rules are or become available, or (c) and, with respect to the Warrant, the terms of the Warrant, any other legally available means of transfer.

          (b) Legend. Each certificate representing Shares or Warrant Shares shall be endorsed with the following legends:

          "The shares represented by this certificate may not be transferred without (i) the opinion of counsel reasonably satisfactory to this corporation that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended, and all applicable state securities laws or (ii) such registration."

     8.   MISCELLANEOUS.

          (a) Waivers Amendments and Approvals. No amendment or waiver of any provision of this Agreement, shall in any event be effective against an Investor unless the same shall be in writing and signed by such Investor and the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) Changes, Waiver, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing.

          (c) Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered if personally delivered, the next business day if sent by overnight courier or when receipt is acknowledged if mailed by first class mail, return receipt requested or if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications will, unless another address is specified in writing, be sent to the address indicated below:

Notices to the Company:                          with a copy to:
-----------------------                          ---------------
LaserMaster Technologies, Inc.          Dorsey & Whitney LLP
7090 Shady Oak Road                     220 South Sixth Street
Eden Prairie, Minnesota 55344           Minneapolis, Minnesota 55402
Attention: General Counsel              Attention: Thomas O. Martin, Esq.
Telecopy: (612) 941-8687                Telecopy:  (612) 340-8738

Notices to Investor:                             with a copy to:
--------------------                             ---------------
General Electric Capital Corporation    Winston & Strawn
105 West Madison Street                 35 West Wacker Drive
Suite 1600                              Chicago, Illinois 60601-9703
Chicago, Illinois 60602                 Attention: David G. Crumbaugh, Esq.
Attention: John Hatherly                Telecopy: (312) 588-5700
Telecopy: (312) 419-5992

          (d) Remedies. The parties agree that, in addition to, but not to the exclusion of any other available remedy, Investor shall have the right to enforce the provisions of sections 5(e) and 5(f) by applying for and obtaining specific performance or temporary and permanent restraining orders or injunctions from a court of competent jurisdiction.

          (e) Survival of Representations and Warranties, Etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by Investor or on their behalf, and the sale and purchase of the Shares and payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant to this Agreement (other than legal opinions) or in connection with or in contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder.

          (f) Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          (g) Choice of Law. The laws of Minnesota shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereunder.

          (h) Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (i) Confidentiality. Investor agrees that the confidentiality letter dated November 22, 1995 between Investor and LaserMaster Corporation, a subsidiary of the Company ("LMC"), shall apply to all information provided by the Company to the Investor hereunder as if the Company, rather than LMC, was a party thereto and that Investor shall keep all such information provided to Investor hereunder or pursuant hereto confidential to the same extent such confidentiality letter requires Investor to keep information obtained from LMC confidential.

          (j) Entire Agreement. This Agreement and exhibits and schedules referenced herein contain the entire agreement between the parties with respect to the transactions contemplated hereby and thereby, and supersede all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the date hereof.

          (k) Successors and Assigns. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided, however, that, except as otherwise provided herein, Investor's rights and obligations under this Agreement may only be assigned to any entity under common control of Investor.

          (l) Severability. In the event any provision of this Agreement or the application of any such provision to any party shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              LASERMASTER TECHNOLOGIES, INC.


                              By   /s/Robert Wenzel
                                  ------------------------------
                                  Name:   Robert Wenzel
                                  Title:  Chief Operating Officer

                              GENERAL ELECTRIC CAPITAL CORPORATION


                              By   /s/ Glenn P. Bartley
                                  --------------------------------
                                 Its duly-authorized signatory
                                 ---------------------------------